SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

(Amendment No. 0)

[X] Preliminary Information Statement

[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[   ] Definitive Information Statement

MICRO IMAGING TECHNOLOGY, INC.

(Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14c-5(g).

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g)

and 0-11.

          (1) Title of each class of securities to which transaction applies:

          (2) Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          (4) Proposed maximum aggregate value of transaction:

          (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:

          (2) Form, Schedule or Registration Statement No.:

          (3) Filing Party:

          (4) Date Filed:

Summary

This Information Statement is furnished to the holders of Common Stock, $ 0.01 par value per share (the "Common Stock"), of Micro Imaging Technology, Inc. (the "Company") on behalf of the Company in connection with a proposed reincorporation of the Company in the state of Nevada. The reincorporation will be effected by merging the Company with and into its wholly-owned Nevada subsidiary, MMTC Nevada, Inc., ("MMTC Nevada"). After the reincorporation, the Company will conduct an acquisition of securities currently held by the existing shareholders of Shanxi Zhongke Spaceflight Agriculture Development Stock Co., Inc. (“Zhongke”). The transactions have already been approved by the consent of persons holding over 20,697,961 shares of our common stock, which is a majority (63.8%) of the outstanding voting shares.

Item 1. Information Required by Items of Schedule 14A.

     14A Item 1. Date, time and place information.

     (a) The date of the consent to action reported in this Information Statement was June 8, 2007. The mailing address for purposes of communicating with the Company is 970 Calle Amanecer, Suite F, San Clemente, California 92673. (949) 485-6006

     (b) This Information Statement will be mailed to security holders on or after August 14, 2007.

     (c) Inapplicable to Information Statement.

     14A Item 2. Revocability of Proxy

            Inapplicable to Information Statement.

     14A Item 3. Dissenters' Right of Appraisal

Nevada

           Under Nevada law, dissenters' (or appraisal) rights are not available in a merger or share exchange if the shares held by the stockholders prior to the share exchange or merger were either listed on a national securities exchange or held by at least 2,000 stockholders of record, unless the articles of incorporation of the corporation provide for dissenters' rights or the stockholders are required to accept under the plan of merger or share exchange anything other than cash, shares of the surviving corporation, shares of a publicly traded or widely held corporation, or a combination of these.

California

No dissenters' or appraisal rights are available to the Company's shareholders under the General Corporation Law of California, the Company's articles of incorporation or its bylaws in connection with the matters acted upon.

     14A Item 4. Persons Making the Solicitation

            Inapplicable to Information Statement

     14A Item 5. Interest of Certain Persons in Matters to Be Acted Upon

            Inapplicable to Information Statement

     14A Item 6. Voting Securities and Principal Holders Thereof

      (a) The number of shares outstanding and eligible to vote in this matter as of May 8, 2007 was:  29,840,781 shares of common stock and 2,600,000 shares of redeemable convertible referred stock. Each share of common and redeemable convertible preferred stock is entitled to one vote. Of all shares entitled to vote as of May 8, 2007, 20,697,961 (63.8%) voted in favor of the proposal.

Name and Address of Beneficial Owner	Common Stock	% of Class	Redeemable Convertible Preferred Stock	% of Class	% of Voting Power
Anthony M. Frank 20 Meadowood Court Pleasant Hill, CA 94523	16,937,961	56.8%	-	-	52.2%
Brenda Bladow 7099 Heron Circle Carlsbad, CA 92011	3,760,000	12.6%	-		11.6%

Pursuant to Section 240.14a-2(b)(2) , Sections 240.14a-3 to 240.14a-6 (other than 14a-6(g)), and 240.14a-8, and 240.14a-10 to 14a-15 do not apply where any solicitation made otherwise than on behalf of the registrant where the total number of persons solicited is not more than ten. Since the solicitation was made on behalf of the shareholders and the process of obtaining approval of the majority shareholders of the Company’s issued and outstanding common stock required votes from two major shareholders, the solicitation rules do not apply pursuant to Section 240.14a-2(b)(2).

     (b) The record date for security holders voting on this proposal was May 8, 2007.

     (c) Inapplicable

    (d) Beneficial Ownership of Common Stock

     Principal Shareholders, Directors and Officers. The following table sets forth the beneficial ownership of the Company's Common Stock and Redeemable Convertible Preferred Stock as of the Record Date by each person known to the Company to own more than five percent (5%) of either of these classes of stock and by each of the Company's current directors, and by all directors and officers of the Company as a group. The table has been prepared based on information provided to the Company by each shareholder.

Name and Address of Beneficial Owner(1)	Common Stock	% of Class	Redeemable Convertible Preferred Stock	% of Class	% of Voting Power
Michael W. Brennan, Director and Chief Executive Officer 970 Calle Amanecer, Ste. F San Clemente, CA 92673	948,600	3.2%	-	-	2.9%
Ralph W. Emerson, Director 970 Calle Amanecer, Ste. F San Clemente, CA 92673	100,000	*	-	-	*
George R. Farquhar, Chief Operating Officer 970 Calle Amanecer, Ste. F San Clemente, CA 92673	225,000	*	-	-	*
Anthony M. Frank 20 Meadowood Court Pleasant Hill, CA 94523	16,937,961	56.8%	-	-	52.2%
Victor A. Hollander, Director 970 Calle Amanecer, Ste. F San Clemente, CA 92673	100,000	*	-	-	*
Estate of Harry M. O’Hare, Decd 1000 El Centro S. Pasadena, CA 91030	83,983	*	931,629	35.8%	3.1%
Catherine Patterson, Chief Financial Officer 970 Calle Amanecer, Ste. F San Clemente, CA 92673	50,112	*	2,906	*	*
Brenda Bladow 7099 Heron Circle Carlsbad, CA 92011	3,760,000	12.6%	-		11.6%
All officers and directors as a group (5 persons)	1,423,712	4.8%	2,906	*	4.4%

_______________ * Less than 1%.

(1) As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

As of May 8, 2007, there were approximately 500 shareholders of record.

    (e) Inapplicable

    14A Items 7 through 10.

        Inapplicable.

    14A Item 11. Authorization or Issuance of Securities Otherwise Than For Exchange.

             (a)

In connection with the reincorporation, the number of authorized shares of common stock will be increased from 100,000,000 to 300,000,000. The number of authorized preferred shares of the Company is

        1,000,000 and the number of authorized shares of preferred stock of MMTC Nevada will be 3,000,000.  The Redeemable Convertible Preferred Shares of the Company, of which 2,600,000 shares are authorized and outstanding, will be redeemed within a reasonable time following the reincorporation.

      (b)

A total of up to 81,550,000 shares (post-reverse) of restricted common stock may be issued to acquire the company known as “Shanxi Zhongke Spaceflight Agriculture Development Stock Co., Inc.” (“Zhongke, Inc.”) as a wholly-owned subsidiary of this company.

      (c)

The shares to be issued will be identical in rights, privilege and preferences to those shares of the company's common stock already issued and outstanding.

      (d)

The company being acquired, Zhongke, Inc., is a space flight and agricultural development company.

      (e)

The impact of the issuance of these shares will be to increase the issued and outstanding number of shares of Micro Imaging Technology, Inc. from 250,000 post-reverse (approximately 1-for-119) shares to approximately 81,800,000 shares if the acquisition is completed.

14A Item 13. Financial and Other Information.

        (a)  Financial statements of the Company are incorporated by reference to the company's most recent 10-KSB, for the year ended October 31, 2006, filed as of February 15, 2007; and the company's interim statement updating that information, Form 10-QSB, for the period ended January 31, 2007, filed with the Securities and Exchange Commission on March 12, 2007. Further, the Pro Forma Financial Statements of Success Matter, Inc., the owners of Zhongke, are attached as exhibits 99.1.5.

        (b) See (a) above.

        (c) The list of filings incorporated by reference appears on the last page of this document.

MANAGEMENT'S DISCUSSION AND ANALYSIS FOR SUCCESS MATER INVESTMENT, LTD., A DEVELOPMENT STAGE COMPANY

The discussion contained in this section contains "forward-looking statements" that involve risk and uncertainties. These statements may be identified by the use of terminology such as "believes", "expects", "may", or "should", or "anticipates", or expressing this terminology negatively or similar expressions or by discussions of strategy. The cautionary statements made in this Information Statement should be read as being applicable to all related forward-looking statements wherever they appear in this Information Statement. Our actual results could differ materially from those discussed in this Information Statement. Important factors that could cause or contribute to such differences include those discussed under the caption entitled "risk factors," as well as those discussed elsewhere in this Information Statement.

Cautionary statement identifying important factors could cause actual results to differ from those projected in forward looking statements.

This document contains both statements of historical facts and forward looking statements. Forward looking statements are subject to certain risks and uncertainties, which could cause actual result to differ materially from those indicated by the forward looking statements. Examples of forward looking statements include, but are not limited to, (i) projection of revenues, income or loss, earnings per share, capital expenditures, dividends, capital structure, and other financial items, (ii) statements of our plans and objectives with respect to business transactions and enhancement of shareholder value, (iii) statements of future economic performance, and (iv) statements of assumptions underlying other statements and statements about our business prospects. This document also identifies important factors that could cause actual results to differ materially from those indicated by the forward looking statement. These risks and uncertainties include the factors discussed under the heading "Risk Factors" beginning at page 6 of this Information Statement.

The section "Management's Discussion and Analysis of Financial Condition and Results of Operations" should be read in conjunction with our audited consolidated or un-audited condensed consolidated financial statements and the notes thereto appearing elsewhere in this Information Statement.

OVERVIEW

Success Mater Investment Limited (“Success” or the “Company”), a Hong Kong corporation, was formed on September 17, 2006 for the purpose of seeking and consummating a merger or acquisition with a private corporation. In April, 2007, it acquired 100% of the ownership of Shanxi Qinyuan Agriculture Technology Development Co., Inc. (“Quinyan”).  Quinyan was established to seek and consummate a merger or acquisition with a private company. Quinyan, in turn, had acquired 97.72 % of the ownership of Shanxi Zhongke Spaceflight Agriculture Development Stock Co, Inc. (“Zhongke”) on January 5, 2007.

Zhongke is a corporation organized under the laws of the PRC on May 18, 2004, On December 27, 2006 Zhongke entered a joint venture with Mr. Zhang Hongjun under the name Shanxi Zhongke Luxiang Development, Ltd, (“Luxiang”) which is now a subsidiary of Zhongke. All of our operations are conducted through Zhongke and its subsidiary, Luxiang. Except when clearly specified, references to “Success” or the “Company” include the consolidated results of all Quinyan, Zhongke and Luxiang.

Zhongke is located in the Shaanxi Province in Northwest China. Zhongke is researching the breeding, producing, and vending of seeds that have been modified in a zero gravity atmosphere outside the earth’s atmosphere. It hopes to develop seed with substantially greater yields, increased resistance to disease, and heartier crops through this process. Our products are expected to include seeds, Chinese herbals and green foods.  It is also experimenting in cultivation of a variety of horticultural crops, flowers and vegetation and either. It hopes to obtain patents on a variety of genetically mutated space bred crops, tissues and creams. Zhongke is also exploring a neutraceutical equivalent which it hopes to engineer to mimic the class of statin drugs currently utilized in the treatment of heart disease. Luxiang is developing fruit juice production and distribution.

The PRC is currently the world's most populous country. China is dry and farmed intensely. Chinese farmers rely more on fertilizers to boost yield. Currently, fertilizer use in China is more than three times the global. Roughly half of the PRC's labor force is engaged in agriculture, even though only about 10% of the land is suitable for cultivation. In addition, “desertification”, caused by strong winds and dust storms, has been estimated to cause losses of approximately 900 square miles of farmland each year. Although the PRC hopes to further increase agricultural production, incomes for Chinese farmers are stagnating.

In 1997, the PRC State Council approved the "Plan to Improve Nutrition in Chinese People's Diets," in an attempt to protect heath and welfare of the citizenry. This plan called for more “green foods.” Green foods are typically foods that have been organically grown and are believed to be relatively safe, with no pesticides or pollutants, and of superior quality. There is a certification system that will be administered by the China Green Food Research Center.

Success Mater is a development stage company and has not generated revenues from operations. As reflected in the accompanying financial statements, the company has an accumulated deficit of $1,975,309 at December 31, 2006 that includes operating losses of $639,663 and $864,812 for the years ended December 31, 2006 and 2005, respectively.   As a result, our auditors have expressed substantial doubt about our ability to continue as a going concern.  In view of the matters described above, our ability to continue as a going concern is dependent upon our company's ability to raise additional capital, obtain financing and succeed in our future operations.

There are substantial uncertainties in doing business in the PRC that are not faced by American and Western European companies. The company is subject to the laws of the Peoples Republic of China (“PRC”) and all of its assets are located there. The PRC's economy is in a transition from a planned economy to a market-oriented economy subject to plans by the government to set economic development goals. The political and economic systems of the PRC are substantially different from more developed countries. Policies of the PRC government can have significant effects on economic conditions. PRC laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The social, economic and political challenges of the PRC could produce major shocks and instabilities.

Land Use Right

All land belongs to the State in the PRC.  Enterprises and individuals can pay the State a fee to obtain a right to use a piece of land for commercial purpose or residential purpose for an initial period of 50 years or 70 years, respectively.  The land use right can be sold, purchased, and exchanged in the market.  The successor owner of the land use right will reduce the amount of time which has been consumed by the predecessor owner.

Zhongke owns the right to use a piece of land, approximately 235 acres, located in the Heyang County, Shanxi Province, for a forty-four-year period ending December 30, 2048; and a piece of land, approximately 1,060 acres, also located in the Heyang County, Shaanxi Province for a forty-seven-year period ending October 13, 2051.   The cost of these land use rights is amortized over their respective useful period, using the straight-line method with no residual value.

LIQUIDITY AND CAPITAL RESOURCES AND RESULTS OF OPERATIONS AS OF MARCH 31, 2007 AND 2006 AND FOR THE THREE MONTHS THEN ENDED

As of March 31, 2007, the company experienced a net loss of $(229,037) from operating activities as compared to a loss of $(75,008) for the three months ended March 31, 2006. Cash provided by operating activities was a loss in the amount of $(169,478) which was substantially worse than the $(82,505) loss at March 31, 2006. Cash and cash equivalents at the end of the period for March 2007 increased $883,565 to $970,680 from $88,115 at March 31, 2006.

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006

Revenues

The company is a development stage company and had no revenue for either the quarter ended March 31, 2007 or the quarter ended March 31, 2006.

Operating Expenses

Total operating expenses from operations totaled $(232,016) and ($75,057) for the quarter ended March 31, 2007 and the quarter ended March 31, 2006, respectively. As we had no revenue these figures were also the losses from operations for those periods.

Payroll and Employee Benefits for the fiscal quarters ended March 31, 2007 and 2006 were $14,029 and $12,813 respectively.

There were no professional fees for the March 31, 2006 quarter, but we had professional expenses of $54,389 for the same period in 2007. We also increased our expenses for consultancy, from $16,729 for the March 31, 2006 quarter to $22,396 in the same quarter for 2007. These increases stem largely from the activities associated with our acquisitions.

Travel and entertainment expenses for the fiscal quarters ended March 31, 2007 and 2006 were $34,369 and $12,887 respectively.  Again, this increase was largely associated with the additional travel occasioned by our acquisition activity. Other general and administrative expenses also increased from $5,412 for the quarter ended March 31, 2006 to $26,418 for the quarter ended March 31, 2007.

As for Non-Cash Expenses, depreciation of property and equipment for the fiscal quarters ended March 31, 2007 and 2006 were $73,494 and $1,498 respectively. Amortization expense for the quarters ended March 31, 2007 and 2006 were $286 and $276, respectively.

LIQUIDITY AND CAPITAL RESOURCES AND RESULTS OF OPERATIONS AS OF DECEMBER 31, 2006 AND 2005 AND FOR THE YEARS THEN ENDED

The results of operations for the years ended December 31, 2005 and December 31, 2006, and for the unaudited period ended March 31, 2007, are summarized below.

Revenues

Zhongke is a development stage company and has not yet realized revenues or income from operations.

Expenses

The company for the years ending December 31, 2005 and December 31, 2006, respectively, incurred operating expenses of $865,991 and $643,457. Since the company has no revenues, these figures represented losses from operations as well. The reduction from 2005 to 2006 was largely the result of reduced advertising expenses and research and development costs. Advertising expenses were $146,246 at December 31, 2005 and $29,440 at December 31, 2006. Similarly, the research and development costs decreased from $571,761 to $293,124 for the same periods. Management elected to reduce the advertising expenses due to perceived ineffectiveness. The research and development expenses were expected to diminish as the development progressed and in light of the limitations on our capital.

For the years ending December 31, 2005 and December 31, 2006, payroll expenses increased from $34,978 to $44,981. The company also experienced an increase in travel and entertainment from $42,239 at December 31, 2005 to $74,110.

The loss before taxes was $(864,991) at December 31, 2005 and $(639,663) for December 31, 2006. The conversion of currency from Hong Kong dollars and RMB to U. S. dollars also generated losses. For December 31, 2005, foreign currency conversion caused a loss of ($16,273), while those losses were $(54,039) at December 31, 2006.

The comprehensive loss for December 31, 2005 was $(881,085) and $(693,702) at December 31, 2006. Again, this decrease is largely the result of the reduction in advertising and research and development costs.

The Company expects increases in expenses through the remaining fiscal year 2007 as it incurs additional expenses in connection with the reverse acquisition of Micro Imaging and continues its plans for research and development.

LIQUIDITY AND CAPITAL RESOURCES FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006

Cash and cash equivalents were $45,828 at December 31, 2005 to $1,132,875 at December 31, 2006.

For the fiscal year ended December 31, 2006, net cash provided by operating activities totaled $(492,005). Net income for the fiscal year ended December 31, 2006 was $(693,663). Cash provided by operating activities also includes non-cash charges for depreciation of property, plant and equipment of

$13,984 and amortization of intangible assets of $1,117.

Cash used by investing activities was $(233,294) resulting from the purchase of fixed assets. Cash provided by financing activities was $1,867,573, resulting from the proceeds from a capital contribution.

Impact of Inflation.

The Company believes that inflation will have a negligible effect on operations. The company can offset inflationary increases in the cost of labor by increasing sales and improving operating efficiencies.

Liquidity and Capital Resources.

Access to short and long term sources of cash is important to the continuation of the company’s research and development and commencement of our operations. Our ability to operate is limited by our financial capacity to obtain cash and additional lines of credit in the future.

We use cash primarily for:

- research and development

- general and administrative costs

-and other operating expenses.

So far, we have received cash primarily from shareholder loans and paid in capital.

Zhongke plans to be acquired by Micro Imaging Technology in a reverse business acquisition. Zhongke has no additional plans for mergers or acquisitions.

Assets

As of December 31, 2006, Zhongke had total assets of $2,075,806. The majority of these assets were the balance of cash and cash equivalents of $1,132,875. Current assets were $1,161,790 which included the cash as well as $25,001 in prepaid expenses and $3,914 in supplies.

Fixed assets were $886,286 on December 31, 2006, consisting of $835,104 in property and equipment and $51,182 in land use rights.

The company also had prepaid taxes on December 31, 2006 in the amount of $27,730.

Liabilities

As of December 31, 2006, the company had current liabilities of $115,764, consisting of $61,915 in accounts payable and accrued expenses, $19,235 in other payables and a security deposit of $34,614. All of the company's liabilities were current liabilities and we had non non-current liabilities.

Stockholder's Equity

The company has authorized 10,000 shares of common stock. For the fiscal year ending December 31, 2006, it had issued 10 shares for additional paid in capital of $3,874,539. The Company also took a charge for accumulated deficiency in the amount of $(1,975,309.) Our total owner’s equity was $1,828,919, which included $ (70,312) in accumulated other comprehensive income.

At December 31, 2006, the company had a balance of paid in capital of $3,874,539, which included $2,980,520, which was capital in the form of common stock that had been converted from a shareholder’s loan.

If the company is able to commence operations, it will likely need additional financing as we will not likely be able to substantially rely on the revenue from our business. If the projected revenues fall short of needed capital, the company may not be able to commence operations or sustain our projected growth. There can be no assurance that additional capital in the future will be available to the company when needed or available on terms favorable to the company.

Off-Balance Sheet Arrangements.

None.

SUMMARY OF CRITICAL ACCOUNTING POLICIES

The discussion and analysis of our financial condition and results of operations is based upon our financial statements, which have been prepared in accordance with generally accepted accounting principles generally accepted in the United States (or "GAAP"). The preparation of those financial statements requires us to make estimates and judgments that affect the reported amount of assets and liabilities at the date of our financial statements. Actual results may differ from these estimates under different assumptions or conditions.

Critical accounting policies are those that reflect significant judgments or uncertainties, and potentially result in materially different results under different assumptions and conditions. The company has described below what we believe are our most critical accounting policies. SEE ALSO NOTE 2 TO

CONSOLIDATED FINANCIAL STATEMENTS, "SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES".

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period.  Actual results when ultimately realized could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, deposits in banks with maturities of three months or less, and all highly liquid investments which are unrestricted as to withdrawal or use, and which have original maturities of three months or less.

Concentrations of Credit Risk

Financial instruments that subject the company to concentrations of credit risk consist primarily of cash and cash equivalents. The company maintains its cash and cash equivalents with high-quality institutions.

Deposits held with banks may exceed the amount of insurance provided on such deposits. Generally these deposits may be redeemed upon demand and therefore bear minimal risk.

Fair Value of Financial Instruments

The carrying value of financial instruments including cash and cash equivalents, receivables, accounts payable and accrued expenses, approximates their fair value at December 31, 2006 due to the relatively short-term nature of these instruments.

Supplies

Supplies are experimental materials used for research and development purpose.  Actual cost is used to value these materials and supplies.

Foreign Currency Translation

Success maintains its books and accounting records in Hong Kong Dollar (“HKD” or "HK$"), which is determined as the functional currency. The functional currency of Quinyan and Zhongke is the RMB.  Transactions denominated in currencies other than HKD are translated into HKD at the exchange rates prevailing at the date of the transactions. Monetary assets and liabilities denominated in currencies other than HKD are translated into HKD using the applicable exchange rates at the balance sheet dates. Exchange differences are included in the statements of changes in shareholders' equity.  Gain and losses resulting from foreign currency transactions are included in operations.

Monetary assets and liabilities denominated in currencies other than HKD are translated into HKD using the applicable exchange rates at the balance sheet dates. Exchange differences are included in the statements of changes in shareholders' equity.  Gain and losses resulting from foreign currency transactions are included in operations.

The company’s financial statements are translated into the reporting currency, the United States Dollar (“US$”).  Assets and liabilities of the company are translated at the prevailing exchange rate at each reporting period end. Contributed capital accounts are translated using the historical rate of exchange when capital is injected. Income and expense accounts are translated at the average rate of exchange during the reporting period.  Translation adjustments resulting from translation of these financial statements are reflected as accumulated other comprehensive income (loss) in the owners’ equity.

Translation adjustments resulting from this process amounted to $70,312 and $16,273 as of December 31, 2006 and 2005, respectively. The balance sheet amounts with the exception of equity at December 31, 2006 were translated at 7.80 RMB to $1.00 USD as compared to 8.06 RMB at December 31, 2005. The equity accounts were stated at their historical rate.  The average translation rates applied to income statement accounts for the years ended December 31, 2006 and 2005 were 7.96 RMB and 8.11 RMB, respectively.

Valuation of Long-Lived Assets

The company periodically analyzes its long-lived assets for potential impairment, assessing the appropriateness of lives and recoverability of unamortized balances through measurement of undiscounted operating cash flows on a basis consistent with accounting principles generally accepted in the United States of America.

Advertising Costs

Advertising costs are expensed as incurred and included as part of selling and marketing expenses in accordance with the American Institute of Certified Public Accountants ("AICPA") Statement of Position 93-7, "Reporting for Adverting Costs".

Property, Plant and Equipment

Property, plant and equipment are carried at cost.  The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the reporting period of disposition.

Depreciation is calculated on a straight-line basis over the estimated useful life of the assets without residual value.  The percentages or depreciable life applied are:

Building and warehouses

20 years

Machinery and equipment

10 years

Office equipment and furniture

5 years

Motor vehicles

5 years

Intangible and Other Long-Lived Assets, Net

Intangible and other long-lived assets are stated at cost, less accumulated amortization and impairments.

The company periodically analyzes its long-lived assets for potential impairment, assessing the appropriateness of lives and recoverability of unamortized balances through measurement of undiscounted operating cash flows on a basis consistent with accounting principles generally accepted in the United States of America.

Revenue Recognition

Revenues are recognized when finished products are shipped to unaffiliated customers, both title and the risks and rewards of ownership are transferred or services have been rendered and accepted, and collectibility is reasonably assured.

Freight and other transportation costs are included in cost of goods sold.

Stock-Based Compensation

 Stock-based compensation is accounted for at fair value in accordance with SFAS No. 123(R) "Accounting for Stock-Based Compensation". No stock options have been granted and none are outstanding.

Comprehensive Income

Statement of Financial Accounting Standards (SFAS) No. 130, “Reporting Comprehensive Income,” establishes standards for reporting and display of comprehensive income, its components and accumulated balances.  Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated comprehensive income, as presented in the accompanying statement of changes in shareholders' equity consists of changes in unrealized gains and losses on foreign currency translation.  This comprehensive income is not included in the computation of income tax expense or benefit.

Related parties

For the purposes of these financial statements, parties are considered to be related if one party has the ability, directly or indirectly, to control the party or exercise significant influence over the party in making financial and operating decisions, or vice versa, or where the company and the party are subject to common control or common significant influence. Related parties may be individuals or other entities.

Income Taxes

The company is governed by the PRC Income Tax Law and various local income tax laws, pursuant to which the company generally is subject to an income tax at an effective rate of 33% (30% national income tax and 3% local income tax) on income as reported in its statutory financial statements after appropriate tax adjustments.

The company accounts for income tax using SFAS No. 109 "Accounting for Income Taxes", which requires the asset and liability approach for financial accounting and reporting for income taxes.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Sales Tax and Sale-related Taxes

Pursuant to the tax laws and regulation of PRC, a company is obligated to pay totally 5.5% of gross sales as sales tax and sales-related taxes. Since the company is in the agriculture industry which is encouraged by the PRC government, the company is exempt from sales tax and sales-related taxes.

Loans from Owners and Officers

“Due to owners and officers” are temporally short-term loans from our owners and officers to finance the company’s operation due to lack of cash resources.  These loans are unsecured, non-interest bearing and have no fixed terms of repayment, therefore, deemed payable on demand. Cash flows from these activities are classified as cash flows from financing activates.  The total borrowing from owners and officers was $1,487,378 and $821,973 in 2006 and 2005, respectively.

Pension and Employee Benefits

Full time employees of the PRC entities participate in a government mandated multi-employer defined contribution plan pursuant to which certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to employees. Chinese labor regulations require the Company to accrue for these benefits based on certain percentages of the employees' salaries. The Management believes full time employees who have passed the probation period are entitled to such benefits.  The total provisions for such employee benefits were $5,358 and $4,779 for the years ended December 31, 2005 and 2006, respectively.

Statutory Reserves

Pursuant to the laws applicable to the PRC, PRC entities are required to make appropriations to three non-distributable reserve funds, the statutory surplus reserve, statutory public welfare fund, and discretionary surplus reserve, based on after-tax net earnings as determined in accordance with the PRC GAAP. Appropriation to the statutory surplus reserve should be at least 10% of the after-tax net earnings until the reserve is equal to 50% of the company's registered capital.  Appropriation to the statutory public welfare fund is 10% of the after-tax net earnings.  The statutory public welfare fund is established for the purpose of providing employee facilities and other collective benefits to the employees and is non-distributable other than in liquidation.  No appropriations to the discretionary surplus reserve are made at the discretion of the Board of Directors.  Since the company has been accumulating deficiency, no statutory surplus reserve fund and statutory public welfare reserve fund have been made.

Earnings (Loss) Per Common Share

Basic earnings (loss) per common share are computed on the basis of the weighted average number of common shares outstanding during the period.

Diluted earnings (loss) per share are computed on the basis of the weighted average number of common shares and dilutive securities (such as convertible preferred stock) outstanding. Dilutive securities having an anti-dilutive effect on diluted earnings (loss) per share are excluded from the calculation.

14A Item 14. Mergers, Consolidations, Acquisitions and Similar Matters.

        (a)  Applicability: The proposed activities are reincorporation in Nevada by Merger of Micro Imaging Technology , Inc. (a California Corporation) into MMTC Nevada., Inc. (a Nevada Corporation) followed by the acquisition of securities held by existing shareholders of Zhongke.

        (b) Transaction Information:

Background

On March 15, 2007, the Company and Zhongke entered into a share exchange agreement regarding the Company’s acquisition of Zhongke through a reverse merger share exchange transaction.  Under the terms of the share exchange agreement, Zhongke will become a subsidiary of the Company by the reverse merger and will continue its existing business under the direction of a newly appointed board of directors. Zhongke agreed to pay $ 480,000 in cash to the Company as consideration for this transaction.

After the execution of the share exchange agreement, the parties agreed that it would be beneficial for both parties to reincorporate the Company in Nevada by merger to take advantage of Nevada’s favorable corporate laws.

The Company’s board of directors determined that the reverse merger transaction would be a good opportunity to raise capital for the Company and agreed to the transaction.

(1)

Summary of Reincorporation in Nevada by Merger:

Transaction	Reincorporation in Nevada
Purpose	To take advantage of Nevada’s favorable corporate laws
Record Date	May 8, 2007
Method

Merger with and into our wholly-owned Nevada subsidiary, MMTC Nevada, Inc., a Nevada corporation ("To be ultimately renamed Shanxi Zhongke Spaceflight Agriculture Development Stock Co, Inc. ") (See "Reincorporation by Merger.")

Exchange Ratios	1 share of “Zhongke” common stock will be exchanged for 1 share of our common stock held as of the record date. (See "Reincorporation by Merger.")
Effective Date	As soon as practicable, but in no event sooner than twenty days from the date of our mailing of a Definitive Information Statement to our stockholders.
Additional Provisions

The reincorporation by merger will result in: The surviving corporation being a Nevada corporation; and our being governed by the Nevada Corporations Law and by Zhongke, Inc.'s Articles of Incorporation and bylaws. (See "Reincorporation by Merger.")

(2)

Summary of the acquisition of securities held by existing shareholders of Zhongke, Inc.

Acquisition Price

The company is proposing an acquisition of Zhongke, Inc. in exchange for up to 81,550,000 shares of the company's restricted common stock. Total cash consideration of $480,000 will be paid to the Company in consideration for this transaction.

Assumption of Debt	Zhongke, Inc. may assume Company's pre-Agreement debt up to $ 480,000.
Name Change	Micro Imaging Technology, Inc. will change its corporate name to “Shanxi Zhongke Spaceflight Agriculture Development Stock Co., Inc.”
Reverse Split

The company will conduct a reverse split of its existing outstanding shares on a basis of approximately 1 to 119, thereby reducing the Company's pre-acquisition, outstanding stock from 29,840,781 to approximately 250,000 shares.

Spin-off

Prior to closing, the Company shall take all corporate action required to affect a spin out of its Nevada subsidiary, MIT Nevada. The actual spin out shall take place as soon after closing as practical. The Company shall cause securities to be distributed to its shareholders of record as of a record date immediately preceding the date of closing and a registration statement will be filed for the Nevada subsidiary, Micro Imaging Technology.

Events to Occur

The Company’s existing, wholly-owned subsidiary, Micro Imaging Technology, Inc., which is chartered in Nevada, and which conducts the company’s remaining active business in the field of laser identification of biological hazards, will be divested to the existing shareholders as of the record date for the distribution of this Information Statement.  Management of the Company will continue to be the management of Micro Imaging Technology, but will step down after the acquisition of Zhongke if this acquisition is completed.

Acquisition Price

Zhongke shall pay, at closing, Four-Hundred Eighty Thousand U. S. Dollars ($480,000.00) in cash to retire a note due from the Company to its Nevada subsidiary, Micro Imaging Technology, Inc. Thus, the total cash consideration of $480,000 will be paid to the Company’s Nevada subsidiary in consideration for this transaction. The Company shall deliver the company without assets or other liabilities at closing (except the existing business of the Company, which will have a record date for a shareholder dividend that has been set earlier, but for which the mechanical distribution has not occurred, and will occur within 30 days of closing, or at some reasonable time as agreed by the parties) and it shall employ the funds as needed to liquidate and remove all debts or liabilities, including any payments to its attorneys and consultants, incurred as a result of the Share Exchange Agreement.

Reverse Split

GENERAL

The Company plans to take all necessary corporate action to conduct an approximate 1 for 119 reverse stock split of its $.01 par value common stock. The par value of the common stock will not change. The Company will issue one whole share of common stock in lieu of fractional shares. With the exception of adjustments for those shareholders with fractional shares, the reverse stock split will not affect any stockholder's proportional equity interest in the company in relation to other shareholders or rights, preferences, privileges or priorities. The reverse split will become effective upon filing with the Secretary of the State of Nevada, an amendment to our Certificate of Incorporation or twenty days after this information statement is sent to shareholders, whichever is later.

On May 8, 2007, the company had 100,000,000 shares of common stock authorized with 29,840,781 shares issued and outstanding. When the reverse split becomes effective, each holder of one hundred and nineteen (119) shares of the company's $.01 par value common stock will own one share of $ 0.01 par value common stock.  The number of shares of common stock issued and outstanding will be reduced from 29,840,781 shares to approximately 250,000 shares.

PURPOSE

The reverse split will decrease the number of shares of common stock outstanding and potentially increase the per share market price for the common stock. The effect of the reverse stock split upon the market price for its common stock cannot be predicted. There can be no assurance that the market price per share of the Company's common stock after the reverse stock split will rise in proportion  to  the  reduction  in  the  number  of  shares  of its common stock outstanding resulting  from  the  reverse  stock  split.  The market price of the Company's  common  stock  may  also  be  based  on its performance and other factors,  some  of  which  may be unrelated to the number of shares outstanding.

There are currently  no  plans  to issue the additional shares of common stock available  as  a  result  of  this  reverse  split, other than the Zhongke transaction.

EFFECT

The  principal  effects  of  the  reverse  split  will  be  as  follows:

Based upon  29,915,781  shares of common stock outstanding on July 19, 2007, the reverse split would decrease the outstanding shares of common stock by or  to  approximately 250,000 shares of common stock issued and outstanding.

Further, any outstanding options, warrants and rights to purchase common stock as of the effective date that are subject to adjustment will be decreased accordingly.

The Company will obtain a new CUSIP number of the common stock at the time of the reverse split. Following the effectiveness of the reverse split, every one hundred and nineteen shares of common stock presently outstanding, without any action on the part of the stockholder, will represent one share of the common stock.

As a result of the reverse split, some stockholders may own less than 100 shares of common stock. A purchase or sale of less than 100 shares, known as and "odd lot" transaction, may  result  in  incrementally  higher trading costs through certain  brokers,  particularly  "full  service"  brokers.  Therefore, those stockholders  who  own  less  than 100 shares following the reverse split may be required  to  pay  higher  transaction  costs  if  they  sell  their  shares.

Exchange of Certificate and Elimination of Fractional Share Interests

On the date of the reverse split, one hundred and nineteen (119) shares of common stock will automatically be combined and changed into one share of common stock. No additional action on our part or any shareholder will be required in order to affect the reverse split. Shareholders will be requested to exchange their certificates representing shares of common stock held prior to the reverse split for new certificates representing shares of common stock. Shareholders will be furnished with the necessary materials and instructions to effect such exchange promptly following the effective date of the reverse split. Shareholders should not submit any certificates until requested to do so.  In the event any certificate representing shares of common stock outstanding prior to the reverse split is not presented for exchange upon request by the company, any dividends that may be declared after the date of the reverse split with respect to the common stock represented by such certificate will be withheld by the company until such certificate has been properly presented for exchange. At such time, all such withheld dividends which have not yet been paid to a public official pursuant to relevant abandoned property laws will be paid to the holder thereof or his designee, without interest.

No fractional shares of post-reverse split common stock will be issued to any shareholder. In lieu of any such fractional share interest, each holder of pre-reverse common stock who would otherwise be entitled to receive a fractional share of post-reverse common stock will in lieu thereof receive one full share upon surrender of certificates formerly representing pre-reverse common stock held by such holder.

Federal Income Tax Consequences of the Reverse Split

The combination of one hundred and nineteen (119) shares of pre-split common stock into one share of post-split common stock should be a tax-free transaction under the Internal Revenue Code of 1986, as amended, and the holding period and tax basis of the pre-split common stock will be transferred to the post-split common stock.

This discussion should not be considered as tax or investment advice, and the tax consequences of the reverse split may not be the same for all shareholders.

Shareholders should consult their own tax advisors to know their individual federal, state, local and foreign tax consequences.

Spin-out of the Company’s Operations

Prior to closing, the Company shall take all corporate action required to affect a spin out of its Nevada subsidiary of the same name. The actual spin out shall take place as soon after closing as practical. The Company shall cause securities to be distributed to its shareholders of record as of a record date immediately preceding the date of closing. The distribution of new securities in the spin out company shall be on a share for share basis with the holdings of the Company on the record date. The spin out shall conform to the requirements of California and Nevada’s corporations laws and the federal securities laws.  The Company shall warrant to Zhongke that the spin out shall not trigger rights of dissent or appraisal or other shareholder rights, except to the extent that such are liquidated and resolved by the Company prior to closing. Further, a registration statement will be filed within sixty (60) days of the spin-out on behalf of the spun out company.

                (3) Contact Information. The company is currently conducting business at 970 Calle Amanecer, Suite F, San Clemente, California 92673, (949) 485-6006

                (4) Business Conducted: Zhongke, Inc. is a space flight and agricultural development company.

                (5) Terms of the Transaction: A total of up to 81,550,000 shares (after giving effect to a 1-for-119 reverse) of newly issued restricted common stock will be exchanged with current shareholders of Zhongke, Inc. to acquire a 100% control and ownership of that company.  The company's officers and directors believe that the acquisition of a subsidiary earning sufficient positive revenues is in the best interests of the company. Of all shares entitled to vote as of May 8, 2007, 20,697,961 (63.8%) voted in favor of the proposal.  The Zhongke acquisition will be treated as a reverse merger for accounting purposes, although the acquisition of Zhongke and its subsidiaries has been accomplished under the purchase accounting rules.

A copy of the negotiated acquisition agreement, which is subject to certain conditions, is attached as exhibit 10.68.

(6) Regulatory Approvals: None required.

(7) Reports, Opinions, Appraisals: None utilized or obtained: None obtained, other than financials.

(8) Past Contacts, Transactions or Negotiations.  There were limited contacts between the registrant and the company being acquired until such time as the prospect was presented to the registrant's management in March of 2007. No prior course of business existed between the two companies.

(9) Selected Financial Data: inapplicable.

Reincorporation in Nevada

This reincorporation transaction will occur irrespective of the success or failure of the Zhongke acquisition and the information is presented separately for that reason.

The Shareholders holding a majority of the common stock have approved the reincorporation in Nevada, to be effected by merging the Company with and into its wholly-owned Nevada subsidiary, MMTC Nevada ("MMTC Nevada, INC."). In connection with the reincorporation, the number of authorized shares of common stock will increase from 100,000,000 shares to 300,000,000 shares. The number of authorized preferred shares of the Company is 1,000,000, and the number of authorized shares of preferred stock of MMTC Nevada will be 3,000,000.  Further, the Company has 2,600,000 shares of Redeemable Convertible Preferred Shares authorized and outstanding. These shares will be redeemed within a reasonable time following the reincorporation.

The Company currently does not have any new plans, proposals, or arrangements to issue any of the newly available shares of common stock aside from the issuance of common stock to acquire Zhongke.

For the reasons set forth below, the Board of Directors believe that the best interests of the Company and its shareholders will be served by changing the state of incorporation of the Company from California to Nevada (the "Proposed Reincorporation"). In this discussion of the Proposed Reincorporation, the term "Micro Imaging Technology" refers to the existing California Corporation and the term "MMTC Nevada" refers to the new Nevada Corporation that is the proposed successor to Micro Imaging Technology.

The change in the state of incorporation of the Company from California to Nevada will be effected by merger. Pursuant to the Merger Agreement, Micro Imaging Technology will merge with and into MMTC Nevada, and MMTC Nevada, under its current Articles of Incorporation, will continue as the surviving corporation. Each outstanding share of Micro Imaging Technology Common Stock will automatically be converted into one (1) share of MMTC Nevada Common Stock upon the effective date of the merger. Shareholders of Micro Imaging Technology will have no dissenters' rights of appraisal with respect to the Proposed Reincorporation. See "Significant Differences Between the Corporation Laws of California and Nevada – Appraisal Rights."

The Board of Directors is proposing to reincorporate in Nevada for the increased flexibility afforded by the Nevada General Corporation Law.

Corporate Law Reasons.

     There are several differences between the corporation laws of the states of Nevada and California. The following discussion summarizes the more significant differences.

     Nevada follows a policy of encouraging incorporation in that state and, in furtherance of that policy, has adopted comprehensive, flexible corporate laws responsive to the legal and business needs of corporations organized under its laws. These laws include provisions that, in the judgment of the Company's Board of Directors, will allow the Company to better protect the interests of its shareholders in situations involving a potential change in corporate control. In addition, although many California corporations have in recent years reincorporated in Delaware, the cost of maintaining a corporation as a Nevada corporation is significantly less than for a Delaware corporation, and Nevada law provides much of the same flexibility as Delaware. Other corporations have also initially chosen Nevada for their state of incorporation or have subsequently changed their corporate domicile to Nevada in a manner similar to that proposed by the Company.

     Anti-Takeover Provisions.     Nevada, like many other states, permits a corporation to adopt a number of measures through amendment of the corporate charter or bylaws or otherwise, and provides default legal provisions that apply unless the corporation has affirmatively chosen to opt out, designed to reduce a corporation's vulnerability to unsolicited takeover attempts. The Proposed Reincorporation is not being proposed in order to prevent such a change in control, nor is it in response to any present attempt known to the Board of Directors to acquire control of the Company, obtain representation on the Board of Directors, or take significant action that affects the Company.

     The Board of Directors has never evaluated the Company's vulnerability to potential unsolicited bidders. However, the Board of Directors of the Company may consider in the future certain defensive strategies designed to enhance the Board's ability to negotiate with an unsolicited bidder. These strategies include, but are not limited to, the adoption of a shareholder rights plan, severance agreements for its management and key employees that become effective upon the occurrence of a change in control of the Company, and the authorization of preferred stock, the rights and preferences of which are determined by the Board of Directors.

     Certain effects of the Proposed Reincorporation may be considered to have anti-takeover implications simply by virtue of the Company being subject to Nevada law. For example, Sections 78.411 to 78.444 of the Nevada General Corporation Law, from which MMTC Nevada does not intend to opt out, restrict certain "combinations" with "interested stockholders" for three years following the date that a person becomes an interested stockholder, unless the Board of Directors has approved either the business combination or the transaction by which the interested stockholder became an interested stockholder prior to the time such person became an interested person. Even after the three-year period, such combinations are restricted unless certain tests are satisfied. In responding to an unsolicited bidder, the Nevada General Corporation Law also authorizes directors to consider not only the interests of stockholders, but also the interests of employees, suppliers, creditors, customers, the economy of the state and nation, the interests of the community and society in general, and the long-term as well as short-term interests of the corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the corporation. For a discussion of these and other differences between the laws of California and Nevada, see "Significant Differences Between the Corporation Laws of California and Nevada" below.

     The Board of Directors believes that unsolicited takeover attempts may be unfair or disadvantageous to the Company and its shareholders because: (a) a non-negotiated takeover bid may be timed to take advantage of temporarily depressed stock prices; (b) a non-negotiated takeover bid may be designed to foreclose or minimize the possibility of more favorable competing bids; or (c) a non negotiated takeover bid may involve the acquisition of only a controlling interest in the Company's stock, without affording all shareholders the opportunity to receive the same economic benefits.

     By contrast, in a transaction in which an acquirer must negotiate with an independent board of directors, the board can and should take account of the underlying and long-term values of assets, the possibilities for alternative transactions on more favorable terms, possible advantages from a tax-free reorganization, anticipated favorable developments in the corporation's business not yet reflected in the stock price, and equality of treatment for all shareholders.

     Despite the belief of the Board of Directors as to the benefits to shareholders of the Proposed Reincorporation, such proposal may be disadvantageous to the extent that it has the effect of discouraging a future takeover attempt that is not approved by the Board of Directors, but which a majority of the shareholders may deem to be in their best interests or in which shareholders may receive a substantial premium for their shares over the then-current market value or over their cost basis in such shares. As a result of such effects of the Proposed Reincorporation, shareholders who might wish to participate in a tender offer may not have an opportunity to do so. In addition, to the extent that such provisions enable the Board of Directors to resist a takeover or a change in control of the Company, they could make it more difficult to change the existing Board of Directors and management.

      No change in the Board Members, Management or Business.     The Proposed Reincorporation will effect a change in the legal domicile of the Company and other changes of a legal nature, certain of which are described in this Information Statement. The Proposed Reincorporation will not result in any change in the business, management, fiscal year, assets or liabilities, or location of the principal facilities of the Company. The directors of Micro Imaging Technology will continue as directors of MMTC Nevada. All employee benefit and stock option plans of Micro Imaging Technology California will be continued by MMTC Nevada and each outstanding option to purchase shares of Micro Imaging Technology stock will automatically be converted into an option to purchase an equivalent number of shares of MMTC Nevada stock on the same terms and subject to the same conditions. The name of the Company will remain Micro Imaging Technology, Inc.

Charter and Bylaws of Micro Imaging Technology and MMTC Nevada, Inc.

      The provisions of the MMTC Nevada Articles of Incorporation are similar to those of the Micro Imaging Technology Articles of Incorporation in most respects. The material changes that have been made in the MMTC Nevada Articles of Incorporation as compared with the Micro Imaging Technology Articles of Incorporation are described below in this section or under "Significant Differences Between the Corporation Laws of California and Nevada."

 Authorized Stock.     The Articles of Incorporation of Micro Imaging Technology authorize 100,000,000 shares of Common Stock, $0.01 par value, 1,000,000 shares of Preferred Stock, $ 1.00 par value. There are also 2,600,000 shares of Convertible Preferred Stock, par value $0.01, issued and outstanding in Micro Imaging Technology which will be redeemed within a reasonable time following the reincorporation. The Articles of Incorporation of MMTC Nevada authorize 100,000,000 shares of Common Stock, $0.001 par value, and 3,000,000 shares of Preferred Stock, par value $0.001. The Board of Directors has proposed the increase in authorized common shares of MMTC Nevada to 300,000,000 shares of common stock to provide the Board of Directors with greater flexibility in the event the Board of Directors determines that it is in the best interest of the Company to issue additional shares to raise capital or to effect an acquisition. The change in par value is to avoid the higher franchise tax payable in Nevada for no par shares.

      Monetary Liability of Directors.     The Articles of Incorporation of Micro Imaging Technology and MMTC Nevada both provide for the elimination or limitation of personal monetary liability of directors to the fullest extent permissible under the laws of each corporation's respective state of incorporation. The laws of Nevada and MMTC Nevada's Articles of Incorporation also permit the elimination or limitation of the liability of officers of the Company. Nevada permits liability to be limited to a greater extent than does California law. See "Significant Differences Between the Corporation Laws of California and Nevada" below.

      Indemnification.     The indemnification provisions of Micro Imaging Technology's Articles of Incorporation and Bylaws are substantially similar to those of the Articles of Incorporation and Bylaws of MMTC Nevada, though MMTC Nevada has placed certain of these provisions in the Articles of Incorporation rather than in the Bylaws. These provisions in MMTC Nevada’s Articles of Incorporation state that the Company shall indemnify directors and officers in connection with any action, suit, or proceeding to the fullest extent permitted by law for acts as directors or officers (of MMTC Nevada or, of a predecessor to MMTC Nevada, or as a director, officer, employee, or agent of another enterprise at the request of the Company), and that the Company shall advance the expenses of directors and officers in advance of the final disposition of any action, suit, or proceeding upon receipt of an undertaking by the director or officer to repay the amount advanced if a court ultimately determines that the director or officer is not entitled to indemnification. Similar provisions also appear in the Bylaws of both Micro Imaging Technology and MMTC Nevada, Inc.

     While the Bylaws of both Micro Imaging Technology and MMTC Nevada permit the Company to obtain insurance on behalf of directors, officers, employees, and agents, MMTC Nevada's Bylaws also permit the Company to make other financial arrangements on behalf of any such person for any liabilities or expenses incurred in such capacity. See "Significant Differences Between the Corporation Laws of California and Nevada" below.

Significant Differences Between the Corporation Laws of California and Nevada.

The Corporation laws of California and Nevada differ in many respects. It is not practical to summarize all differences in this Information Statement, but the principal differences that could materially affect the rights of shareholders are discussed below.

     Size of the Board of Directors.      Under California law, changes in the number of directors or, if set forth in the articles of incorporation or bylaws, the range in the number of directors must in general be approved by a majority of the outstanding shares, but the board of directors may fix the exact number of directors within a stated range, if authorized. Nevada law permits not only the stockholders but also the board of directors acting independently of the stockholders to change the authorized number, or the range, of directors by amendment to the bylaws, unless the directors are not authorized to amend the bylaws or the number of directors is fixed in the articles of incorporation (in which case a change in the number of directors may be made only by amendment to the articles of incorporation following approval of such change by the stockholders). The Articles of Incorporation of MMTC Nevada provide that the number of directors shall be as specified in the Bylaws. The ability of the Board of Directors, under Nevada law, to alter the size of the Board without stockholder approval enables the Company to respond quickly to a potential opportunity to attract the services of a qualified director or to eliminate a vacancy for which a suitable candidate is not available. If the Proposed Reincorporation is approved, the Bylaws of MMTC Nevada will initially provide for the current Board of Directors.

    Cumulative Voting.      California law generally provides that if any shareholder has given notice of his or her intention to cumulate votes for the election of directors, any other shareholder of the corporation is also entitled to cumulate his or her votes at such election. Under Nevada law, cumulative voting is not mandatory, and cumulative voting rights must be provided in a corporation's articles of incorporation if stockholders are to be entitled to cumulative voting rights. The Articles of Incorporation of MMTC Nevada do not provide for cumulative voting. California law permits a corporation that is listed on a national securities exchange, or that is listed on the NASDAQ National Market and has at least 800 stockholders as of the record date for the corporation's most recent annual meeting of shareholders, to amend its articles or bylaws to eliminate cumulative voting by approval of the board of directors and of the outstanding shares voting together as a class. Micro Imaging Technology's current Articles of Incorporation have eliminated cumulative voting.

     Power to Call Special Shareholders' Meetings.      Under California law, a special meeting of shareholders may be called by (a) the board of directors, (b) the chairman of the board, (c) the president, (d) the holders of shares entitled to cast not less than ten percent of the votes at such meeting, or (e) such additional persons as are authorized by the articles of incorporation or the bylaws. Under Nevada law, a special meeting of stockholders may be called as set forth in the bylaws. Although permitted to do so, the Bylaws of MMTC Nevada do not eliminate the right of stockholders to call a special meeting of stockholders; instead, the Bylaws authorize the Board of Directors, the President, or the holders of at least ten percent of the outstanding capital stock to call a special meeting of stockholders. Following the Proposed Reincorporation, the Board of Directors of MMTC Nevada could (although it has no current intention to do so) amend the Bylaws to limit or eliminate the right of stockholders to call a special meeting of stockholders. The right of the stockholders to call a special meeting is not set forth in the Articles of Incorporation of MMTC Nevada, Inc., which may be amended only by stockholder vote or written consent, and therefore such right may be limited or eliminated by amendment of the Bylaws by the Board of Directors. Any such limitation could make it more difficult for stockholders to initiate action that is opposed by the Board of Directors. Such action on the part of stockholders could include the removal of an incumbent director, the election of a stockholder nominee as a director, or the implementation of a rule requiring stockholder ratification of specific defensive strategies that have been adopted by the Board of Directors with respect to unsolicited takeover bids. The ability of the Board of Directors under Nevada law to limit or eliminate the right of stockholders to initiate action at stockholder meetings may make it more difficult to change the existing Board of Directors and management.

    Elimination of Actions by Written Consent of Shareholders.      Under California and Nevada law, shareholders may execute an action by written consent in lieu of a shareholder meeting. While Nevada law permits a corporation to eliminate such actions by written consent in its articles of incorporation or bylaws, the Articles and Bylaws of MMTC Nevada do not currently prohibit actions by written consent of the stockholders, although the Board of Directors could amend the Bylaws in this respect. The ability of the Board of Directors under Nevada law to limit or eliminate the right of stockholders to initiate action by written consent may make it more difficult to change the existing Board of Directors and management.

     Business Combinations. In the last several years, a number of states, including Nevada, have adopted special laws designed to make certain kinds of "unfriendly" corporate takeovers, or other transactions involving a corporation and one or more of its significant stockholders, more difficult.

     Sections 78.411 to 78.444 of the Nevada General Corporation Law prohibit a Nevada corporation from engaging in a "combination" with an "interested stockholder" for three years following the date that such person becomes an interested stockholder and place certain restrictions on such combinations even after the expiration of the three-year period. With certain exceptions, an interested stockholder is a person or group that owns 10% or more of the corporation's outstanding voting power (including stock with respect to which the person has voting rights and any rights to acquire stock pursuant to an option, warrant, agreement, arrangement, or understanding or upon the exercise of conversion or exchange rights) or is an affiliate or associate of the corporation and was the owner of 10% or more of such voting stock at any time within the previous three years.

     For purposes of Sections 78.411 to 78.444, the term "combination" is defined broadly to include mergers of the corporation or its subsidiaries with the interested stockholder; sales or other dispositions to the interested stockholder of assets of the corporation or a subsidiary equal to 5% of the aggregate value of all assets of the corporation, equal to 5% of the value of all outstanding shares of the corporation, or representing 10% of the corporation's earning power or net income; the issuance or transfer by the corporation or a subsidiary of shares equal to 5% of the value of all outstanding shares of the corporation to the interested stockholder (except under the exercise of warrants or rights to purchase shares offered or in a pro rata distribution); the adoption of any plan of liquidation of the corporation proposed by or under any agreement, arrangement, or understanding with the interested stockholder; any reclassification, recapitalization, merger of the corporation with any of its subsidiaries, or other transaction that has the effect of increasing the proportionate ownership of the interested stockholder; or receipt by the interested stockholder (except proportionately as a stockholder), directly or indirectly, of any loans, advances, guarantees, pledges, or other financial assistance or tax advantages provided by or through the corporation. These prohibitions also apply to affiliates and associates of the interested stockholder.

     The three-year moratorium imposed on business combinations by Sections 78.411 to 78.444 does not apply if, prior to the date on which such stockholder becomes an interested stockholder, the board of directors approves either the business combination or the transaction that resulted in the person becoming an interested stockholder.

     Even after expiration of the three-year period, the moratorium on combinations continues to apply unless one of the following requirements is met: (i) prior to the date on which such stockholder becomes an interested stockholder the board of directors approves either the business combination or the transaction that resulted in the person becoming an interested stockholder; (ii) the combination is approved by a majority of the voting power not beneficially owned by the interested stockholder or its affiliates or associates at a meeting called for that purpose; or (iii) the combination satisfies certain provisions concerning fair price.

     Sections 78.411 to 78.444 only apply to Nevada corporations that have 200 or more stockholders and, unless the articles of incorporation provide otherwise, have a class of voting shares registered under Section 12 of the Securities Exchange Act of 1934 (as the Common Stock of MMTC Nevada would be upon consummation of the Reincorporation). A Nevada corporation may elect not to be governed by Sections 78.411 to 78.444 by a provision in its original certificate of incorporation or an amendment thereto, which amendment must be approved by a majority of the outstanding voting power, although such amendment is not effective until 18 months after the vote. MMTC Nevada has not elected, and does not intend to elect, not to be governed by these Sections; therefore, Sections 78.411 to 78.444 will apply to MMTC Nevada.

     Sections 78.411 to 78.444 should encourage any potential acquirer to negotiate with the Company's Board of Directors. These Sections also have the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the Company in which stockholders would be treated unequally. Shareholders should note that the application of these Sections to the Company will confer upon the Board the power to reject a proposed business combination, even though a potential acquirer may be offering a substantial premium for the Company's shares over the then-current market price. These Sections should also discourage certain potential acquirers unwilling to comply with their provisions.

     Control Shares.      Nevada law further seeks to impede "unfriendly" corporate takeovers by providing in Sections 78.378 to 78.3793 of the Nevada General Corporation Law that an "acquiring person" shall only obtain voting rights in the "control shares" purchased by such person to the extent approved by the other stockholders at a meeting. With certain exceptions, an acquiring person is one who acquires or offers to acquire a "controlling interest" in the corporation, defined as one-fifth or more of the voting power. Control shares include not only shares acquired or offered to be acquired in connection with the acquisition of a controlling interest, but also all shares acquired by the acquiring person within the preceding 90 days. The statute covers not only the acquiring person but also any persons acting in association with the acquiring person. California does not have a control shares statute.

     Under Sections 78.378 to 78.3793, a Nevada corporation may, if so provided in the articles of incorporation or bylaws of the corporation in effect on the tenth day following acquisition of a controlling interest, call for redemption of not less than all of the control shares at the average price paid for the control shares if (i) the acquiring person has not delivered an offeror's statement to the corporation within ten days after acquisition of the control shares or (ii) the other stockholders do not accord full voting rights to the control shares.

Unless otherwise provided in the articles of incorporation or bylaws in effect on the tenth day following acquisition of a controlling interest, if the control shares are accorded full voting rights and the acquiring person has acquired a majority of the voting power, then any stockholder of record who did not vote in favor of authorizing such voting rights is entitled to demand payment for the fair value of such stockholder's shares.

   Sections 78.378 to 78.3793 apply only to Nevada corporations that (i) have 200 or more stockholders, at least 100 of whom are stockholders of record and are residents in Nevada, and (ii) do business in Nevada directly or through an affiliated corporation. A corporation may elect to opt out of the provisions of Sections 78.378 to 78.3793 if, before an acquisition of a controlling interest is made, the articles of incorporation or bylaws in effect on the tenth day following the acquisition of a controlling interest by an acquiring person provide that these Sections do not apply. Although MMTC Nevada has not currently elected to opt out of Sections 78.378 to 78.3793, the Company does not currently and will not as a result of the Proposed Reincorporation have 100 or more record stockholders resident in Nevada. If and until that threshold of Nevada stockholders is reached, Sections 78.378 to 78.3793 would not apply to the Company.

     To the extent such provisions were in the future to apply to the Company, Sections 78.378 to 78.3793 should, similarly to the business combination provisions discussed above, encourage any potential acquirer to negotiate with the Company's Board of Directors. These sections would also have the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the Company in which stockholders would be treated unequally. Application of these Sections to the Company would confer upon the Board the power to reject a proposed business combination, even though a potential acquirer may be offering a substantial premium for the Company's shares over the then-current market price. These Sections would also discourage certain potential acquirers unwilling to comply with their provisions.

     Removal of Directors. Under California law, any director or the entire board of directors may be removed, with or without cause, by the affirmative vote of a majority of the outstanding shares entitled to vote; however, no individual director may be removed (unless the entire board is removed) if the number of votes cast against such removal, or not consenting in writing to removal, would be sufficient to elect the director under cumulative voting. Under Nevada law, any director may be removed from office by the vote of stockholders representing not less than two-thirds of the voting power of the class or series of stock of the Company entitled to elect such director, unless the articles of incorporation provide for cumulative voting or a larger percentage of voting stock. If a Nevada corporation's articles of incorporation provide for cumulative voting, a director may not be removed except upon the vote of stockholders owning sufficient voting power to have prevented such director's election in the first instance. The Articles of Incorporation of MMTC Nevada do not provide for cumulative voting, and do not specify any larger percentage for removal; therefore, two-thirds of the voting power of the class or series of stock entitled to elect a director may remove such director.

     Filling Vacancies on the Board of Directors. Under California law, unless the articles of incorporation or bylaws provide otherwise, any vacancy on the board of directors not created by removal of a director may be filled by the board. If the number of directors is less than a quorum, a vacancy may be filled by the unanimous written consent of the directors then in office, by the affirmative vote of a majority of the directors at a meeting held pursuant to notice or waivers of notice, or by a sole remaining director. Unless the articles of incorporation or bylaws otherwise provide, a vacancy created by removal of a director may be filled only by approval of the shareholders. Micro Imaging Technology's Bylaws permit directors to fill vacancies; however, if the vacancy was created by the removal of a director by the vote or written consent of the shareholders or by court order, the vacancy may be filled only by the affirmative vote of a majority of shares represented and voting at a duly held meeting at which a quorum is present, or by the unanimous written consent of all the shares entitled to vote thereon. Under Nevada law, unless a corporation's articles of incorporation provide otherwise, any vacancy on the board of directors, including one created by removal of a director or an increase in the number of authorized directors, may be filled by the majority of the remaining directors, even if such number constitutes less than a quorum. Nevada law would thus enable the Board of Directors to respond quickly to opportunities to attract the services of qualified directors; but it would also diminish control of the Board by the shareholders of the Company between meetings.

   Loans to Officers and Employees. Under California law, any loan to or guarantee for the benefit of a director or officer of a corporation or its parent requires approval of the shareholders, not counting any shares owned by the relevant director or officer, unless such loan or guaranty is provided under an employee benefit plan approved by shareholders owning a majority of the outstanding shares of the corporation. In addition, under California law shareholders of any corporation with 100 or more shareholders of record may approve a bylaw authorizing the board of directors alone, not counting the vote of any interested director, to approve loans or guarantees to or on behalf of officers (whether or not such officers are directors) if the board determines that any such loan or guaranty may reasonably be expected to benefit the corporation. The Bylaws of Micro Imaging Technology do not authorize such loans or guarantees. These specific provisions of California law dealing with loans and guarantees would no longer apply after the Proposed Reincorporation.

     Limitation of Liability and Indemnification. California and Nevada have similar laws respecting indemnification by a corporation of its officers, directors, employees, and other agents. The laws of both states also permit corporations to adopt a provision in their articles of incorporation eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the director's fiduciary duty of care. There are nonetheless certain differences between the laws of the two states respecting indemnification and limitation of liability.

     The Articles of Incorporation of Micro Imaging Technology eliminate the liability of directors to the fullest extent permissible under California law. California law permits eliminating or limiting the personal liability of a director for monetary damages in an action brought by or in the right of the corporation (a "derivative suit") for breach of a director's duties to the corporation and its shareholders; provided, however, that the corporation may not eliminate or limit liability for (i) intentional misconduct or knowing and culpable violation of law; (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders, or that involve the absence of good faith on the part of the director; (iii) receipt of an improper personal benefit; (iv) acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders, where the director in the ordinary course of performing a director's duties should be aware of a risk of serious injury to the corporation or its shareholders; (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders; (vi) interested transactions between the corporation and a director in which a director has a material financial interest; and (vii) liability for improper distributions, loans, or guarantees.

     The Articles of Incorporation of MMTC Nevada eliminate the liability of both directors and officers to the fullest extent permissible under Nevada law, as such law exists currently or as it may be amended in the future. Under Nevada law, such provision may not eliminate or limit director or officer monetary liability for (i) acts or omissions involving intentional misconduct, fraud, or a knowing violation of law or (ii) the payment of certain prohibited distributions. Such limitation of liability provision also may not limit a director's or officer's liability for violation of, or otherwise relieve Micro Imaging Technology Nevada or its directors or officers from the necessity of complying with, federal or state securities laws, or affect the availability of non-monetary remedies such as injunctive relief or rescission.

     California law permits indemnification of expenses incurred in derivative or third-party actions, except that, with respect to derivative actions, (a) no indemnification may be made when a person is adjudged liable to the corporation in the performance of that person's duty to the corporation and its shareholders unless a court determines such person is entitled to indemnity for expenses, and then such indemnification may be made only to the extent that such court shall determine, and (b) no indemnification may be made in respect of amounts paid in settling or otherwise disposing of a pending action, or expenses incurred in defending a pending action that is settled or otherwise disposed of, without court approval. Indemnification is permitted by California law only for acts taken in good faith and believed to be in the best interests of the corporation and its shareholders, as determined by a majority vote of a disinterested quorum of the directors, independent legal counsel (if a quorum of independent directors is not obtainable), a majority vote of a quorum of the shareholders (excluding shares owned by the indemnified party), or the court handling the action.

   California law requires indemnification when the individual has successfully defended the action on the merits (as opposed to Nevada law, which requires indemnification relating to a successful defense on the merits or otherwise). Nevada law generally permits indemnification of expenses incurred in the defense or settlement of a derivative or third-party action, provided that, unless a court orders indemnification or the corporation is bound to advance expenses as they are incurred, there is a determination by a disinterested quorum of the directors, by independent legal counsel, or by the stockholders that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in or (in contrast to California law) not opposed to the best interests of the corporation. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable to the corporation. Nevada law requires indemnification of expenses when the individual being indemnified has successfully defended any action, claim, issue, or matter therein, whether on the merits or otherwise.

     Nevada law states that the indemnification provided by statute shall not be deemed exclusive of any other rights under the articles of incorporation, any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The current officer and director of the Company has not and does not intend to enter into an indemnification agreement with MMTC Nevada, Inc., but in the future such an indemnification agreement may be adopted that conforms to Nevada law and includes within its purview future changes in Nevada law that expand the permissible scope of indemnification of directors and officers of Nevada corporations.

     Nevada law provides that the articles of incorporation or bylaws or an agreement made by a corporation may provide that the expenses of directors and officers incurred in defending an action must be paid by the corporation as they are incurred and in advance of the final disposition of the action upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if the court ultimately determines that such person is not entitled to indemnification. The Articles of Incorporation and the Bylaws of MMTC Nevada provide that the Company shall indemnify directors and officers to the fullest extent permitted under Nevada law, and that the Company shall pay all expenses incurred in defending an action in advance. The Bylaws of MMTC Nevada also permit such indemnification of and advancement of expenses to employees and agents of the Company.

     Nevada law further provides that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any director, officer, employee, or agent of the corporation (or person who is serving in such capacity with another enterprise at the request of the corporation), whether or not the corporation has the authority to indemnify such person. These other financial arrangements may include a trust fund, self-insurance, securing the corporation's obligation by granting a security interest or other lien, or establishing a letter of credit, guaranty, or surety, although no financial arrangement may provide protection for intentional misconduct, fraud, or a knowing violation of law except with respect to the advancement of expenses or unless ordered by a court. In the absence of fraud, the decision of the board of directors as to the propriety of any insurance or other financial arrangement is conclusive, and the insurance or other financial arrangement is not void or voidable and does not subject any director approving it to personal liability even if such director is a beneficiary of the insurance or other financial arrangement. The Bylaws of MMTC Nevada permit the Company to purchase and maintain insurance and make such other financial arrangements.

     Inspection of Shareholder List. California law allows any shareholder to inspect the shareholder list, the accounting books and records, and the minutes of board and shareholder proceedings for a purpose reasonably related to such person's interest as a shareholder. California law provides, in addition, for an absolute right to inspect and copy the corporation's shareholder list by persons who hold an aggregate of five percent or more of a corporation's voting shares or who hold one percent or more of such shares and have filed a Schedule 14A with the Securities and Exchange Commission.

     Nevada law allows inspection of a stockholder list only upon five days' notice by either a person who has been a stockholder of record at least six months or a person holding, or authorized in writing by the holder of, five percent of the corporation's outstanding shares. In addition, the corporation may deny such inspection rights if the stockholder requesting disclosure refuses to sign an affidavit to the effect that (i) the inspection is not desired for a purpose that is in the interest of a business or object other than the business of the corporation and (ii) the stockholder has not at any time sold or offered for sale any list of stockholders of any corporation or aided and abetted any other person for such purpose. To inspect the accounting and financial books and records of a corporation, a stockholder must hold or have the written authorization of the holders of at least 15% of all issued and outstanding shares, and a corporation may demand an affidavit to the effect that such inspection is not desired for any purpose not related to such person's interest in the corporation as a stockholder. No right to inspect the accounting and financial books and records applies to any corporation listed and traded on a recognized stock exchange or which furnishes detailed annual financial statements to its stockholders.

     Lack of access to stockholder records, even though unrelated to the stockholder's interests as a stockholder, could result in impairment of the stockholder's ability to coordinate opposition to management proposals, including proposals with respect to a change in control of the Company. However, California law provides that California provisions concerning the inspection of shareholder lists apply not only to California corporations but also to corporations organized under the laws of other states that have their principal executive offices in California or customarily hold meetings of the board in California, and that the California provisions concerning accounting books and records and the minutes of board and shareholder proceedings apply to any such foreign corporation that has its principal executive offices in California. For so long as the Company continues to have its principal executive offices in California and to hold board of directors meetings in California, and to the extent such provisions applicable to foreign corporations are enforceable, the Company will need to comply with California law concerning shareholder inspections.

     Dividends and Repurchases of Shares. Under California law, a corporation may not make any distribution (including dividends, whether in cash or other property, and repurchases of its shares) unless, immediately prior to the proposed distribution, the corporation's retained earnings equal or exceed the amount of the proposed distribution or, immediately after giving effect to such distribution, the corporation's assets (exclusive of goodwill, capitalized research and development expenses, and deferred charges) would be at least equal to 125% of its liabilities (not including deferred taxes, deferred income, and other deferred credits) and the corporation's current assets would be at least equal to its current liabilities (or 125% of its current liabilities if the average pre-tax and pre-interest expense earnings for the preceding two fiscal years were less than the average interest expense for such years). California also prohibits any distribution if the corporation or subsidiary making the distribution is or would be likely to be unable to meet its liabilities. California also prohibits making any distribution to a class or series of shares junior to another class or series with respect to a liquidation preference unless after giving effect to the distribution the excess of assets over liabilities is at least equal to the liquidation preference of all such shares or, in the case of a dividend preference, retained earnings prior to the distribution at least equal the proposed distribution plus cumulative dividends in arrears on all such shares.

     Nevada law prohibits a distribution (including dividends, purchases, redemptions or other acquisition of shares, distributions of indebtedness, or otherwise) if, after giving effect to the distribution, (i) the corporation would not be able to pay its debts as they become due in the usual course of business or (ii) except as provided in the articles of incorporation, the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.

     To date, the Company has not paid cash dividends on its capital stock. It is the present policy of the Board of Directors to retain earnings for use in the Company's business, and the Company does not anticipate paying cash dividends on its capital stock in the foreseeable future.

     Shareholder Voting. Both California and Nevada law generally require that a majority of shareholders of both the acquiring and target corporations approve statutory mergers. Nevada law does not require a stockholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its articles of incorporation) if (i) the merger agreement does not amend the existing articles of incorporation of the surviving corporation, (ii) each stockholder of the surviving corporation whose shares were outstanding before the merger will hold the same number of shares with identical designations, preferences, limitations, and relative rights after the merger, and (iii) the number of shares outstanding after the merger plus the number of shares issued as a result of the merger, either by conversion or exercise of securities issued pursuant to the merger, will not exceed by more than 10% the number of shares of the surviving corporation outstanding immediately prior to the merger. California law contains a similar exception to its voting requirements for reorganizations where shareholders or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than five-sixths of the voting power of the surviving or acquiring corporation or its parent entity. Both California and Nevada law also require that a sale of all or substantially all of the assets of a corporation be approved by a majority of the voting shares of the corporation transferring such assets. With certain exceptions, California law also requires that mergers, reorganizations, certain sales of assets, and similar transactions be approved by a majority vote of each class of shares outstanding. By contrast, Nevada law generally does not require class voting, except in certain transactions involving an amendment to the articles of incorporation that differentially affects a specific class of shares. As a result, stockholder approval of such transactions may be easier to obtain under Nevada law for companies that have more than one class of shares outstanding.

     California law also requires that, except in a short-form merger or a merger of a parent corporation into its subsidiary in which it owns at least 90% of the outstanding shares, if a constituent corporation in the merger or its parent owns at least 50% of another constituent corporation in the merger, the non-redeemable common shares of a constituent corporation may be converted only into non-redeemable common shares of the surviving corporation or a parent party unless all shareholders of the class consent. This provision of California law may have the effect of making a "cash-out" merger by a majority shareholder more difficult to accomplish. Although Nevada law does not parallel California law in this respect, under some circumstances Sections 78.411 to 78.444 (business combinations with interested stockholders) and Sections 78.378 to 78.3793 (voting rights of acquiring person's control shares) of the Nevada General Corporation Law do provide similar protection against coercive two- tiered bids for a corporation in which the stockholders are not treated equally.

     California law provides that, except in certain circumstances, when a tender offer or a proposal for a reorganization or for a sale of assets is made by an interested party (generally a controlling or managing party of the target corporation), an affirmative opinion in writing as to the fairness of the consideration to be paid to the shareholders must be delivered to the shareholders. This fairness opinion requirement does not apply to a corporation that does not have shares held of record by at least 100 persons or to a transaction that has been qualified under California state securities laws. Furthermore, if a tender of shares or vote is sought pursuant to an interested party's proposal and a later proposal is made by another party at least ten days prior to the date of acceptance of the interested party proposal, the shareholders must be informed of the later offer and be afforded a reasonable opportunity to withdraw any vote, consent, or Information or to withdraw any tendered shares. Nevada law has no comparable provision.

     Interested Director Transactions. Under both California and Nevada law, certain contracts or transactions in which one or more of a corporation's directors have an interest are not void or voidable because of such interest provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. With certain exceptions, the conditions are similar under California and Nevada law. Under California and Nevada law, either (i) the shareholders or the board of directors must approve any such contract or transaction after full disclosure of the material facts and, in the case of board approval, the contract or transaction must also be "just and reasonable" (in California) to the Corporation 19 or (ii) the contract or transaction must have been "just and reasonable" (in California) or "fair" (in Nevada) to the corporation at the time it was approved. In the latter case, California law explicitly places the burden of proof on the interested director. If board approval is sought, the contract or transaction must be approved by a majority vote of a quorum of the directors, without counting the vote of any interested directors (except that interested directors may be counted for purposes of establishing a quorum). Under California law, if shareholder approval is sought, the interested director is not entitled to vote such director's shares at a shareholder meeting with respect to any action regarding such contract or transaction, whereas Nevada law requires that such director's votes be counted for such purpose. Nevada law also provides that the transaction is not void or voidable if the fact of the common directorship, office, or financial interest at issue is not disclosed or known to the director at the time the transaction is brought before the board for action. Nevada law addresses not only interested directors but also transactions with interested officers.

     Shareholder Derivative Suits. California law provides that a shareholder bringing a derivative action on behalf of a corporation need not have been a shareholder at the time of the transaction in question, provided that certain tests are met. Under Nevada law, a stockholder may only bring a derivative action on behalf of the corporation if the stockholder was a stockholder of the corporation at the time of the transaction in question or his or her stock thereafter devolved upon him or her by operation of law. Nevada law also provides that a derivative action may not be maintained if it appears that the plaintiff does not fairly and adequately represent the interests of the stockholders similarly situated in enforcing the right of the corporation.

     Appraisal Rights. Under both California and Nevada law, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction.

     Under Nevada law, dissenters' (or appraisal) rights are not available in a merger or share exchange if the shares held by the stockholders prior to the share exchange or merger were either listed on a national securities exchange or held by at least 2,000 stockholders of record, unless the articles of incorporation of the corporation provide for dissenters' rights or the stockholders are required to accept under the plan of merger or share exchange anything other than cash, shares of the surviving corporation, shares of a publicly traded or widely held corporation, or a combination of these.

     The limitations on the availability of appraisal rights under California law are different from those under Nevada law. Shareholders of a California corporation whose shares are listed on a national securities exchange or on a list of over-the-counter margin stocks issued by the Board of Governors of the Federal Reserve System generally do not have such appraisal rights unless the holders of at least five percent of the class of outstanding shares claim the right or unless the corporation or any law restricts the transfer of such shares. Appraisal rights are also unavailable if the shareholders of a corporation or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than five-sixths of the voting power of the surviving or acquiring corporation or its parent entity (as will be the case under the Proposed Reincorporation). Appraisal or dissenters' rights are, therefore, not available to shareholders of Micro Imaging Technology with respect to the Proposed Reincorporation.

     Dissolution. Under California law, shareholders holding 50% or more of the total voting power may authorize a corporation's dissolution, with or without the approval of the corporation's board of directors. Under Nevada law, a corporation generally may dissolve only upon the passing of a resolution by the corporation's board of directors and upon approval by the stockholders.

Application of the General Corporation Law of California to Nevada Corporations.

     Under Section 2115 of the California General Corporation Law, certain foreign corporations (i.e., corporations not organized under California law) are placed in a special category if they have characteristics of ownership and operation indicating that they have certain significant business contacts with California and more than one half of their voting securities are held of record by persons having addresses in California. So long as a Nevada or other foreign corporation is in this special category, and it does not qualify for one of the statutory exemptions, it is subject to a number of key provisions of the California General Corporation Law applicable to corporations incorporated in California. Among the more important provisions are those relating to the election and removal of directors, cumulative voting, prohibition of classified boards of directors in privately held corporations, standards of liability and indemnification of directors, distributions, dividends and repurchases of shares, shareholder meetings, approval of certain corporate transactions, dissenters' and appraisal rights, and inspection of corporate records. See "Significant Differences Between the Corporation Laws of California and Nevada" above. An exemption from Section 2115 is provided for corporations whose shares are listed on a major national securities exchange, or are traded on the Nasdaq National Market and has 800 or more shareholders as of the record date for its most recent annual meeting of shareholders. As MMTC Nevada will have its shares listed and publicly traded on the OTC Bulletin Board, the Company will not qualify for the exemption from 2115 described above.

 Certain Federal Income Tax Consequences.

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     The following is a discussion of certain federal income tax consequences to holders of Micro Imaging Technology capital stock who receive MMTC Nevada capital stock in exchange for their Micro Imaging Technology capital stock as a result of the Proposed Reincorporation. No state, local, or foreign tax consequences are addressed herein.

     THIS DISCUSSION DOES NOT ADDRESS ALL THE TAX CONSEQUENCES OF THE PROPOSED REINCORPORATION THAT MAY BE RELEVANT TO PARTICULAR MICRO IMAGING TECHNOLOGY SHAREHOLDERS, INCLUDING WITHOUT LIMITATION DEALERS IN SECURITIES, HOLDERS OF STOCK OPTIONS, AND THOSE MICRO IMAGING TECHNOLOGY SHAREHOLDERS WHO ACQUIRED THEIR SHARES UPON THE EXERCISE OF STOCK OPTIONS. IN VIEW OF THE VARYING NATURE OF SUCH TAX CONSEQUENCES, SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE PROPOSED REINCORPORATION, INCLUDING THE APPLICABILITY OF FEDERAL, STATE, LOCAL, OR FOREIGN TAX LAWS.

     The Company has not requested a ruling from the Internal Revenue Service (the "IRS") or an opinion of counsel with respect to the federal income tax consequences of the Proposed Reincorporation under the Internal Revenue Code of 1986, as amended (the "Code"). The Company believes, however, that: (a) the Proposed Reincorporation will constitute a tax-free reorganization under Section 368(a) of the Code; (b) no gain or loss will be recognized by holders of capital stock of Micro Imaging Technology upon receipt of capital stock of MMTC Nevada pursuant to the Proposed Reincorporation; (c) the aggregate tax basis of the capital stock of MMTC Nevada received by each shareholder will be the same as the aggregate tax basis of the capital stock of Micro Imaging Technology held by such shareholder as a capital asset at the time of the Proposed Reincorporation; and (d) the holding period of the capital stock of MMTC Nevada received by each shareholder of Micro Imaging Technology will include the period for which such shareholder held the capital stock of Micro Imaging Technology surrendered in exchange therefore, provided that such Micro Imaging Technology capital stock was held by such shareholder as a capital asset at the time of the Proposed Reincorporation.

     A successful IRS challenge to the tax-free status of the Proposed Reincorporation would result in a shareholder recognizing gain or loss with respect to each share of Micro Imaging Technology capital stock surrendered equal to the difference between that shareholder's basis in such share and the fair market value, as of the time of the Proposed Reincorporation, of the MMTC Nevada capital stock received in exchange therefore. In such event, a shareholder's aggregate basis in the shares of MMTC Nevada capital stock received in the exchange would equal such fair market value, and such shareholder's holding period for such shares would not include the period during which such shareholder held Micro Imaging Technology capital stock. State, local, or foreign income tax consequences to shareholders may vary from the federal tax consequences described above.

SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE EFFECT OF THE PROPOSED REINCORPORATION UNDER APPLICABLE FEDERAL, STATE, LOCAL, OR FOREIGN INCOME TAX LAWS.

The Company should not recognize gain or loss for federal income tax purposes as a result of the Proposed Reincorporation, and MMTC Nevada should succeed without adjustment to the federal income tax attributes of Micro Imaging Technology.

Questions and Answers Concerning Only the Reincorporation into the State of Nevada by Merger

     This Information Statement is first being sent to stockholders on or about June 5, 2007. The following questions and answers are intended to respond to frequently asked questions concerning the reincorporation of Micro Imaging Technology in Nevada. These questions do not, and are not intended to, address all the questions that may be important to you. You should carefully read the entire Information Statement, as well as its appendices and the documents incorporated by reference in this Information Statement.

Q: Why is Micro Imaging Technology reincorporating in Nevada?

A: We believe that the Reincorporation in Nevada will give us more flexibility and simplicity in various corporate transactions. Nevada has adopted Revised Statutes that includes by statute many concepts created by judicial rulings in other jurisdictions and provides additional rights in connection with the issuance and redemption of stock.

Q: Why isn't Micro Imaging Technology holding a meeting of stockholders to approve the reincorporation?

A: The board of directors has already approved the reincorporation plan and has received the written consent of officers, directors, and affiliates that represent a majority of our outstanding shares of common stock and other voting interests. Under the California Corporations Code ("California Law") and our Articles of Incorporation this transaction may be approved by the written consent of a majority of the shares entitled to vote. Since we have already received written consents representing the necessary number of shares, a meeting is not necessary and represents a substantial and avoidable expense.

Q:  What are the principal features of the reincorporation?

A: The reincorporation will be accomplished by a merger of Micro Imaging Technology with and into our wholly owned subsidiary, MMTC Nevada. The shares of Micro Imaging Technology will cease to trade on the over-the-counter bulletin board market and the shares of MMTC Nevada will begin trading in their place beginning on or about the Effective Date, under a new CUSIP number and a new trading symbol which has not yet been assigned. Options and warrants to purchase common stock of Micro Imaging Technology will also be exchanged for similar securities issued by MMTC Nevada without adjustment as to the number of shares issuable or the total exercise price.

Q:  How will the reincorporation affect my ownership of Micro Imaging Technology?

A: After the effective date of the reincorporation and the exchange of your stock certificates, you will own the same number of shares. You will still own the same percentage of the Company as before, because we are maintaining the same number of total shares to be outstanding.

Q: How will the reincorporation affect the owners, officers, directors and employees of Micro Imaging Technology?

A: Our officers, directors and employees will become the officers, directors and employees of MMTC Nevada after the effective date of the reincorporation.

Q:  How will the reincorporation affect the business of Micro Imaging Technology?

A: MMTC Nevada will continue its business at the same locations and with the same assets. Micro Imaging Technology will cease to exist on the effective date of the reincorporation.

Q: How do I exchange certificates of Micro Imaging Technology for certificates of MMTC Nevada, INC.?

A: Enclosed with this Information Statement is a letter of transmittal and instructions for surrendering certificates representing our shares. If you are a record stockholder, you should complete the letter of transmittal and send it with certificates representing your shares to the address set forth in the letter. Upon surrender of a certificate for cancellation with a duly executed letter of transmittal, MMTC Nevada will issue a new certificate representing the number of whole shares of MMTC Nevada as soon as practical after the effective date of the reincorporation.

Q:  What happens if I do not surrender my certificates of Micro Imaging Technology?

A: You are not required to surrender certificates representing shares of Micro Imaging Technology to receive shares of MMTC Nevada. The Company’s Transfer Agent will maintain a record of your share ownership and you may exchange or sell your shares in the future, at which time the exchange will be recognized.

14A Items 15, 16, 17 and 18 are inapplicable to this information statement.

14A Item 19. Amendment of Charter, By-Laws or Other Documents.

            The Articles of Incorporation in Nevada would be amended to change the company name to "Shanxi Zhongke Spaceflight Agriculture Development Stock Co., Inc.", and a reverse split would be affected. No other amendments are being effected at this time.

 14A Item 20. Other Proposed Action.

            Inapplicable to this information statement.

 14A Item 21. Voting Procedures.

             Inapplicable to this information statement.

14A Item 22. Information Required in Investment Company Proxy Statement.

             Inapplicable to this information statement.

FURTHER INFORMATION REQUIRED IN 14C INFORMATION STATEMENT

ITEM 2. Statement That Proxies Are Not Solicited

           WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

ITEM 3. Interest of Certain Persons in or Opposition to Matters to be Acted Upon.

ITEM 4. Proposals by Security Holders

         No proposals in opposition to this proposal have been received by the Company.

ITEM 5. Delivery of Documents to Security Holders Sharing an Address.

        Each security holder will be sent a copy of this information statement, even if sharing an address with another security holder.

ITEM 6. Exhibits

3.1.1	Micro Imaging Technology, Inc.’s Restated Articles of Incorporation
99.1.5	Pro Forma Financial Statements of Success Mater Investment Limited, Inc. for year ended 10-31-2006
99.1.6	Pro Forma Financial Statements of Success Mater Investment Limited, Inc. for quarter ended April 30, 2007
10.68	Share Exchange Agreement Between the Company and Zhongke (incorporated by reference to Exhibit 10.68 to Information Statement on Form 14C filed on June 8, 2007)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

MICRO IMAGING TECHNOLOGY, INC.

(Registrant)

By: /s/ Michael Brennan

Michael Brennan, Chief Executive Officer & Director

Dated: July 19, 2007

MATERIAL INCORPORATED BY REFERENCE:

Annual Report on Form 10KSB, for the period ending October 31, 2006, filed February 15, 2007;

Quarterly Report on Form 10QSB, for the period ending January 31, 2007, filed on March 12, 2007;

Quarterly Report on Form 10QSB, for the period ending April 30, 2007, filed on June 6, 2007